[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.56
AMENDMENT #4
TO THE
MANUFACTURING SERVICES AGREEMENT

This Amendment #4 (the “Amendment #4”) to the Manufacturing Services Agreement dated February 28, 2013 with an effective date of November 1, 2013 is entered into by and between Patheon UK Limited, a corporation existing under the laws of England and Wales, with offices at Kingfisher Drive, Covingham, Swindon, Wiltshire, SN3 SBZ, England (”Patheon”) and Zogenix, Inc., a corporation existing under the laws of Delaware, with offices at 12400 High Bluff Drive, Suite 650, San Diego, California, 92130, USA (“Zogenix”).

Each of Patheon and Zogenix is a “Party”, together they are the “Parties”. This Amendment #4 is effective as of November 1, 2016 (the “Amendment #4 Effective Date”).

WHEREAS, the Parties have entered into that certain Manufacturing Services Agreement dated February 28, 2013 with an effective date of November 1, 2013, Amendment #1 with an effective date of August 26, 2013, Amendment #2 with an effective date of April 28, 2016 and Amendment #3 with an effective date of July 31, 2016 (the “Agreement”).

WHEREAS, the Parties desire to extend the current term of the Agreement upon the same terms and conditions therein provided, unless otherwise agreed in this Amendment #4.

NOW, THEREFORE, in consideration of the premises contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article 1

The Parties agree that Section 5.5 of the Agreement shall be amended as follows:

“The Parties hereby agree that Zogenix shall pay to Patheon a rental cost for the area of the Facility required for Manufacturing payable each calendar month in accordance with Section 5.9. The rental fee as at 1 November 2016 shall be [***].”

Article 2

The Parties hereby agree to extend the Term of the Agreement until April 30, 2017 upon the terms and conditions provided below.

Accordingly, the Parties agree that Section 7.1 of the Agreement shall be amended as follows:

“This Agreement shall become effective as of the Effective Date and shall continue until 30 April 2017 (the “Term”), unless terminated earlier by one of the Parties as provided herein. The Parties may mutually agree in writing to renew the Agreement for additional terms prior to the expiration of the Term or the then current term. For the avoidance of doubt, neither Party may terminate this Agreement prior to the end of the Term unless in any circumstance set out in Section 7.2 and/or in Section 12.6 of this Agreement. Further, the Parties acknowledge that Patheon, unless otherwise specifically agreed in Section 7.3 below or as mutually agreed in writing, will have no obligation to provide any Manufacturing and Support Services or undertake any production beyond 30 April 2017.”

Article 3
The Parties agree that Section 7.3(h)(ii) of the Agreement shall be amended as follows:

“(ii) Stability test products pursuant to section 2.1(d) up until the end of the Term (and any extension thereof) even if manufacturing ceases prior to that time; and”

Article 4

The Parties agree that Section 5.2(a) of the Agreement shall be amended as follows:

“Following the Execution Date, a written non-binding forecast for the Term of this Agreement shall be included with, and extend, the forecasts of the First MSA and continue through the end of the Term (and any extension thereof), broken down by month for the first year and by quarter thereafter, of the volume for each Product that Zogenix then anticipates will be required to be produced and delivered to Zogenix during the Term. Such non-binding forecast will be updated by Zogenix quarterly on a rolling basis.”

Article 5

This Amendment #4 constitutes a supplement to the Agreement, forms an integral and substantial part thereof and, unless otherwise expressly provided herein, shall be subject to the same terms and conditions of the Agreement. The provisions of the Agreement, as amended by this Amendment #4, remain in full force and effect, and any references to the Agreement shall be deemed to be references to the Agreement, as amended by this Amendment #4. Capitalized terms shall have the meaning set forth in the Agreement, unless otherwise defined herein.

IN WITNESS WHEREOF, the duly authorized representatives of each Party have executed this Amendment
#4 as of the Amendment #4 Effective Date.

Zogenix, Inc.		Patheon UK Ltd.

Signature:	/s/ Stephen J. Farr	Signature:	/s/ Andrew Robinson

Name:	Name: Stephen J. Farr, Ph.D	Name:	Name: Andrew Robinson

Title:	President and CEO	Title:	Director

Date:	28 OCT 2016	Date:	31 OCT 2016